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                                                                    Exhibit 21.1

                             List of Subsidiaries
                             --------------------


ECO-Rx, Inc. ("Registrant") has only one subsidiary: Eco-Aire Marketing, Inc., a corporation organized under the laws of the State of Delaware ("Subsidiary"). As of June 15, 2000, Registrant owned 100% of the issued and outstanding shares of the Subsidiary.

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